UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 6, 2014

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The financial statements of Cachet Financial Solutions Inc. (the “Company”) for the fiscal year ended December 31, 2013, were prepared assuming that the Company would continue as a going concern.  As detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and filed with the SEC on March 31, 2014 (the “Annual Report”), the Company was in default under the terms of senior secured promissory note as well as other debt agreements, and was expected to continue incurring operating losses through 2014, and the Company’s ability to continue as a going concern through 2014 depended on the Company raising additional capital to (1) support operations and refinance maturing debt and (2) obtain satisfactory resolution of the default on or refinance its senior borrowings.  As a result, the Report of Independent Registered Public Accounting Firm included in the Annual Report included an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

On July 8, 2014, the Company completed its initial public offering of common stock, raising gross proceeds of $6.75 million and net proceeds to the Company after the payment of offering costs were approximately $5.5 million.  After the repayment of debt incurred in connection with the Company’s acquisition of Select Mobile Money and other short-term borrowings that became due upon the completion of the initial public offering, and the payment of trade payables, the Company’s available cash for operations was approximately $1.0 million. In addition, the completion of the initial public offering resulted in the conversion into common stock of approximately $6.3 million in debt and accrued but unpaid interest.  Finally, on July 30, 2014, the Company obtained a financing commitment letter from two of the Company’s directors—James L. Davis and Michael J. Hanson—under which those lenders agreed to advance to us, upon our request made on or prior to December 31, 2014, borrowings in an aggregate amount of up to $2.5 million to be used by us for working capital.  Any borrowings under this arrangement will be due and payable, together with accrued but unpaid interest thereon (accruing from the date of advance at the  per annum rate of 10%), on January 31, 2015.

As a result of the transactions described above, the Company’s independent accountant has updated its report relating to the Company’s financial statements for the fiscal year ended December 31, 2013, to remove the explanatory paragraph with respect to the Company’s ability to continue as a going concern.   This report is being filed for the purpose of amending Note 1 to the Company’s financial statements for the fiscal year ended December 31, 2013, and to file an updated Report of Independent Registered Public Accounting Firm without an explanatory paragraph with respect to the Company’s ability to continue as a going concern. A copy of the updated Report of Independent Registered Public Accounting Firm and audited financial statements for the fiscal year ended December 31, 2013, is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description

99.1	Financial Statements of Cachet Financial Solutions Inc. as of December 31, 2013 and 2012, and for the fiscal years then ended (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey Executive Vice President and Chief Financial Officer

Dated:  August 6, 2014